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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

                            NAME                              JURISDICTION
                            ----                              ------------
Able Laboratories, Inc.                                       Delaware
Superior Pharmaceutical Company                               Ohio
Generic Distributors Incorporated                             Louisiana
Bio Track, Inc.                                               Delaware
Apex Pharmaceuticals, Inc.                                    Delaware

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